                                 Exhibit 99a
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549




                                   FORM 11-K

             [X]  Annual Report Pursuant to Section 15(d) of the
                        Securities Exchange Act of 1934

                  For the fiscal year ended December 31, 1995

                                       or

             [_] Transition Report Pursuant to Section 15(d) of the
                       Securities Exchange Act of 1934

 For the transition period from                      Commission file number
 _____________ to _____________                              1-8607


                       BellSouth Management Savings and
                        Employee Stock Ownership Plan



                            BELLSOUTH CORPORATION
                         1155 Peachtree Street, N.E.
                         Atlanta, Georgia 30309-3610

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- --------------------------------------------------------------------------------

                       REPORT OF INDEPENDENT ACCOUNTANTS

Management Savings Plan Committee of the
 BellSouth Management Savings and Employee Stock Ownership Plan:

  We have audited the accompanying statements of net assets available for plan benefits of the BellSouth Management Savings and Employee Stock Ownership Plan as of December 31, 1995 and 1994, and the related statements of changes in net assets available for plan benefits for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Plan as of December 31, 1995 and 1994, and the changes in net assets available for plan benefits for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

  Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental Schedule of Assets Held for Investment Purposes is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The fund information in the statement of net assets available for plan benefits and the statement of changes in net assets available for plan benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund. The supplemental schedule and fund information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

Coopers & Lybrand L.L.P.
Atlanta, Georgia

June 24, 1996

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the incorporation by reference in the registration statements of BellSouth Corporation on Form S-8 (File Nos. 33-30773 and 33-38264) of our report dated June 17, 1996, on our audits of the financial statements of the BellSouth Management Savings and Employee Stock Ownership Plan as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, and the accompanying financial statement schedule as of December 31, 1995, which report is included in this Annual Report on Form 11-K.

Coopers & Lybrand L.L.P.
Atlanta, Georgia

June 24, 1996

        BELLSOUTH MANAGEMENT SAVINGS AND EMPLOYEE STOCK OWNERSHIP PLAN

              STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS

                               DECEMBER 31, 1995
                                (IN THOUSANDS)

                                                                                          EMPLOYEE STOCK
                        BELLSOUTH           INDEXED  INTEREST                  MUTUAL     OWNERSHIP PLAN
                          STOCK      BOND    STOCK    INCOME   LOAN   BALANCED  FUND   ---------------------
                           FUND      FUND     FUND     FUND    FUND     FUND   WINDOW  ALLOCATED UNALLOCATED   TOTAL
        ASSETS          ---------- -------- -------- -------- ------- -------- ------- --------- ----------- ----------
Allocated share of
trust net assets......  $1,076,665 $122,336 $491,410 $785,907 $42,354 $50,980  $65,518 $    --    $    --    $2,635,170
Investment in
BellSouth Management
Savings and Employee
Stock Ownership Plan
Trust:
 BellSouth shares of
 common stock
 allocated to
 participants.........         --       --       --       --      --      --       --   421,433        --       421,433
 BellSouth shares of
 common stock held for
 future allocation....         --       --       --       --      --      --       --       --     579,176      579,176
 Temporary cash in-
 vestments............         --       --       --       --      --      --       --    12,029     10,221       22,250
                        ---------- -------- -------- -------- ------- -------  ------- --------   --------   ----------
  Total Investments...   1,076,665  122,336  491,410  785,907  42,354  50,980   65,518  433,462    589,397    3,658,029
Allotments and contri-
butions receivable....         --       --       --       --      752     139      --     4,738        --         5,629
Fund, BellSouth
Savings and Security
Plan, BellSouth
Enterprises Retirement
Savings Plan and other
transfers receivable--
net...................      16,648    3,327    3,489      --      --    1,931    2,998      --         --        28,393
                        ---------- -------- -------- -------- ------- -------  ------- --------   --------   ----------
  Total Assets........   1,093,313  125,663  494,899  785,907  43,106  53,050   68,516  438,200    589,397    3,692,051
                        ---------- -------- -------- -------- ------- -------  ------- --------   --------   ----------
     LIABILITIES
Distributions payable.      17,041    1,627    4,234   11,672     268     290        2    3,301        --        38,435
Fund, BellSouth
Savings and Security
Plan, BellSouth
Enterprises Retirement
Savings Plan and other
transfers payable--
net...................         --       --       --    19,475   1,551     --       --       103        --        21,129
Notes payable.........         --       --       --       --      --      --       --       --     427,844      427,844
                        ---------- -------- -------- -------- ------- -------  ------- --------   --------   ----------
  Total liabilities...      17,041    1,627    4,234   31,147   1,819     290        2    3,404    427,844      487,408
                        ---------- -------- -------- -------- ------- -------  ------- --------   --------   ----------
Net Assets Available
for Plan Benefits.....  $1,076,272 $124,036 $490,665 $754,760 $41,287 $52,760  $68,514 $434,796   $161,553   $3,204,643
                        ========== ======== ======== ======== ======= =======  ======= ========   ========   ==========

  The accompanying notes are an integral part of these financial statements.

        BELLSOUTH MANAGEMENT SAVINGS AND EMPLOYEE STOCK OWNERSHIP PLAN

              STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS

                               DECEMBER 31, 1994
                                (IN THOUSANDS)

                                                                                          EMPLOYEE STOCK
                         BELLSOUTH          INDEXED  INTEREST                  MUTUAL     OWNERSHIP PLAN
                           STOCK     BOND    STOCK    INCOME   LOAN   BALANCED  FUND   ---------------------
                           FUND      FUND     FUND     FUND    FUND     FUND   WINDOW  ALLOCATED UNALLOCATED   TOTAL
         ASSETS          --------- -------- -------- -------- ------- -------- ------- --------- ----------- ----------
Allocated share of
trust net assets.......  $718,034  $122,218 $348,747 $696,152 $35,199 $29,292  $30,310 $    --    $    --    $1,979,952
Investment in BellSouth
Management Savings and
Employee Stock Owner-
ship Plan Trust:
 BellSouth shares of
 common stock allocated
 to participants.......       --        --       --       --      --      --       --   231,371        --       231,371
 BellSouth shares of
 common stock held for
 future allocation.....       --        --       --       --      --      --       --       --     398,081      398,081
 Temporary cash invest-
 ments.................       --        --       --       --      --      --       --     4,040     14,548       18,588
                         --------  -------- -------- -------- ------- -------  ------- --------   --------   ----------
  Total Investments....   718,034   122,218  348,747  696,152  35,199  29,292   30,310  235,411    412,629    2,627,992
Allotments and contri-
butions receivable.....     4,458     1,082    5,640   41,691     --    1,668      --     3,772        --        58,311
Fund, BellSouth Savings
and Security Plan,
BellSouth Enterprises
Retirement Savings Plan
and other transfers
receivable--net........    62,482       --       --       --      --      --     1,351      --         --        63,833
                         --------  -------- -------- -------- ------- -------  ------- --------   --------   ----------
  Total Assets.........   784,974   123,300  354,387  737,843  35,199  30,960   31,661  239,183    412,629    2,750,136
                         --------  -------- -------- -------- ------- -------  ------- --------   --------   ----------
      LIABILITIES
Distributions payable..     9,473     1,927    5,412   13,089   1,445     784       60    5,858        --        38,048
Fund, BellSouth Savings
and Security Plan,
BellSouth Enterprises
Retirement Savings Plan
and other transfers
payable--net...........       --     10,993   12,068   31,470   4,896   3,865      --       --         --        63,292
Notes payable..........       --        --       --       --      --      --       --       --     456,651      456,651
                         --------  -------- -------- -------- ------- -------  ------- --------   --------   ----------
  Total liabilities....     9,473    12,920   17,480   44,559   6,341   4,649       60    5,858    456,651      557,991
                         --------  -------- -------- -------- ------- -------  ------- --------   --------   ----------
Net Assets Available
for Plan Benefits......  $775,501  $110,380 $336,907 $693,284 $28,858 $26,311  $31,601 $233,325   $(44,022)  $2,192,145
                         ========  ======== ======== ======== ======= =======  ======= ========   ========   ==========

  The accompanying notes are an integral part of these financial statements.

        BELLSOUTH MANAGEMENT SAVINGS AND EMPLOYEE STOCK OWNERSHIP PLAN

        STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS

                         YEAR ENDED DECEMBER 31, 1995
                                (IN THOUSANDS)

                                                                                            EMPLOYEE STOCK
                        BELLSOUTH             INDEXED  INTEREST                  MUTUAL     OWNERSHIP PLAN
                          STOCK       BOND     STOCK    INCOME   LOAN   BALANCED  FUND   ----------------------
                           FUND       FUND      FUND     FUND    FUND     FUND   WINDOW  ALLOCATED  UNALLOCATED   TOTAL
                        ----------  --------  -------- -------- ------- -------- ------- ---------  ----------- ----------
Net Assets Available
for Plan Benefits,
December 31, 1994.....  $  775,501  $110,380  $336,907 $693,284 $28,858 $26,311  $31,601 $233,325    $(44,022)  $2,192,145
                        ----------  --------  -------- -------- ------- -------  ------- --------    --------   ----------
Employee Contribu-
tions.................      35,329     7,175    33,282   44,854    752    4,683      --       --          --       126,075
Transfer of partici-
pants' balances--net..    (107,464)   (1,145)   21,487   37,729   9,000  15,265   28,348      --          --         3,220
Employing company con-
tributions............         --        --        --       --      --      --       --     7,217         --         7,217
Supplemental contribu-
tions.................         --        --        --       --      --      --       --       --       41,313       41,313
Allocation of shares
to participants.......         --        --        --       --      --      --       --    49,927     (49,927)         --
Transfer of loan re-
payment...............         --        --        --       --      --      --       --    (8,701)      8,701          --
                        ----------  --------  -------- -------- ------- -------  ------- --------    --------   ----------
Total Allotments,
Contributions,
Allocations and
Transfers.............     (72,135)    6,030    54,769   82,583   9,752  19,948   28,348   48,443          87      177,825
Allocated share of
Trust investment ac-
tivities..............     439,651    16,168   127,372   51,877   2,763   8,794    8,567  165,489     246,577    1,067,258
                        ----------  --------  -------- -------- ------- -------  ------- --------    --------   ----------
Total Additions.......     367,516    22,198   182,141  134,460  12,515  28,742   36,915  213,932     246,664    1,245,083
                        ----------  --------  -------- -------- ------- -------  ------- --------    --------   ----------
Less: Distributions to
Participants..........      66,745     8,542    28,383   72,984      86   2,293        2   12,461         --       191,496
  Interest on Notes
  Payable.............         --        --        --       --      --      --       --       --       41,089       41,089
                        ----------  --------  -------- -------- ------- -------  ------- --------    --------   ----------
 Net Assets Available
 for Plan Benefits,
 December 31, 1995....  $1,076,272  $124,036  $490,665 $754,760 $41,287 $52,760  $68,514 $434,796    $161,553   $3,204,643
                        ==========  ========  ======== ======== ======= =======  ======= ========    ========   ==========

  The accompanying notes are an integral part of these financial statements.

        BELLSOUTH MANAGEMENT SAVINGS AND EMPLOYEE STOCK OWNERSHIP PLAN

        STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS

                         YEAR ENDED DECEMBER 31, 1994
                                (IN THOUSANDS)

                                                                                                EMPLOYEE STOCK
                         BELLSOUTH            INDEXED   INTEREST                     MUTUAL     OWNERSHIP PLAN
                           STOCK      BOND     STOCK     INCOME    LOAN    BALANCED   FUND   ----------------------
                           FUND       FUND      FUND      FUND     FUND      FUND    WINDOW  ALLOCATED  UNALLOCATED   TOTAL
                         ---------  --------  --------  --------  -------  --------  ------- ---------  ----------- ----------
Net Assets Available
for Plan Benefits,
December 31, 1993......  $723,567   $137,336  $332,913  $646,106  $29,884  $   --    $   --  $201,606    $  1,724   $2,073,136
                         --------   --------  --------  --------  -------  -------   ------- --------    --------   ----------
Employee Contributions.    39,344     11,494    38,628    97,395    1,882    6,905       --       --          --       195,648
Transfer of partici-
pants' balances--net...    61,315    (30,649)  (22,786)  (49,799)  (2,677)  21,482    31,661      --          --         8,547
Employing company con-
tributions.............       --         --        --        --       --       --        --    13,771         --        13,771
Supplemental contribu-
tions..................       --         --        --        --       --       --        --       --       39,652       39,652
Allocation of shares to
participants...........       --         --        --        --       --       --        --    42,016     (42,016)         --
Transfer of loan repay-
ment...................       --         --        --        --       --       --        --    (6,709)      6,709          --
                         --------   --------  --------  --------  -------  -------   ------- --------    --------   ----------
Total Allotments,
Contributions,
Allocations and
Transfers..............   100,659    (19,155)   15,842    47,596     (795)  28,387    31,661   49,078       4,345      257,618
Allocated share of
Trust investment activ-
ities..................   (11,466)       145     5,189    44,085    1,445     (311)      --    (6,452)     (6,650)      25,985
                         --------   --------  --------  --------  -------  -------   ------- --------    --------   ----------
Total Additions........    89,193    (19,010)   21,031    91,681      650   28,076    31,661   42,626      (2,305)     283,603
                         --------   --------  --------  --------  -------  -------   ------- --------    --------   ----------
Less: Distributions to
Participants...........    37,259      7,946    17,037    44,503    1,676    1,765        60   10,907         --       121,153
  Interest on Notes
  Payable..............       --         --        --        --       --       --        --       --       43,441       43,441
                         --------   --------  --------  --------  -------  -------   ------- --------    --------   ----------
 Net Assets Available
 for Plan Benefits,
 December 31, 1994.....  $775,501   $110,380  $336,907  $693,284  $28,858  $26,311   $31,601 $233,325    $(44,022)  $2,192,145
                         ========   ========  ========  ========  =======  =======   ======= ========    ========   ==========

  The accompanying notes are an integral part of these financial statements.

        BELLSOUTH MANAGEMENT SAVINGS AND EMPLOYEE STOCK OWNERSHIP PLAN

        STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS

                         YEAR ENDED DECEMBER 31, 1993
                                (IN THOUSANDS)

                                                                           EMPLOYEE STOCK
                          BELLSOUTH           INDEXED  INTEREST            OWNERSHIP PLAN
                            STOCK      BOND    STOCK    INCOME   LOAN   ----------------------
                            FUND       FUND     FUND     FUND    FUND   ALLOCATED  UNALLOCATED   TOTAL
                          ---------  -------- -------- -------- ------- ---------  ----------- ----------
Net Assets Available for
Plan Benefits, December
31, 1992................  $666,877   $114,932 $268,898 $567,272 $27,123 $136,946    $(36,396)  $1,745,652
                          --------   -------- -------- -------- ------- --------    --------   ----------
Employee contributions..    27,507      8,287   27,371   37,632     --       --          --       100,797
Transfer of partici-
pants' balances--net....   (61,543)     7,474   19,708   28,065     924      --          --        (5,372)
Employing company con-
tributions..............       --         --       --       --      --     5,381         --         5,381
Supplemental contribu-
tions...................       --         --       --       --      --       --       37,772       37,772
Allocation of shares to
participants............       --         --       --       --      --    40,272     (40,272)         --
Transfer for loan repay-
ment....................       --         --       --       --      --    (4,745)      4,745          --
                          --------   -------- -------- -------- ------- --------    --------   ----------
Total Allotments, Con-
tributions, Allocations
and Transfers...........   (34,036)    15,761   47,079   65,697     924   40,908       2,245      138,578
Allocated share of Trust
investment activities...   119,522     13,136   29,135   42,376   2,218   25,912      81,312      313,611
                          --------   -------- -------- -------- ------- --------    --------   ----------
Total Additions.........    85,486     28,897   76,214  108,073   3,142   66,820      83,557      452,189
                          --------   -------- -------- -------- ------- --------    --------   ----------
Less: Distributions to
Participants............    28,796      6,493   12,199   29,239     381    2,160         --        79,268
  Interest on Notes
  Payable...............       --         --       --       --      --       --       45,437       45,437
                          --------   -------- -------- -------- ------- --------    --------   ----------
 Net Assets Available
 for Plan Benefits, De-
 cember 31, 1993........  $723,567   $137,336 $332,913 $646,106 $29,884 $201,606    $  1,724   $2,073,136
                          ========   ======== ======== ======== ======= ========    ========   ==========


  The accompanying notes are an integral part of these financial statements.

        BELLSOUTH MANAGEMENT SAVINGS AND EMPLOYEE STOCK OWNERSHIP PLAN

                         NOTES TO FINANCIAL STATEMENTS

            (DOLLARS IN THOUSANDS, EXCEPT UNIT VALUES AND AS NOTED)

1. PLAN DESCRIPTION (WHOLE DOLLARS)--

  The BellSouth Management Savings and Employee Stock Ownership Plan (the
Plan) was established by BellSouth Corporation (BellSouth) to provide a convenient way for management employees to save for their retirement on a long-term basis and to acquire an ownership interest in BellSouth. The assets of the Plan are held in the BellSouth Master Savings Trust (the Master Savings Trust) and are commingled with the assets of the BellSouth Enterprises Retirement Savings Plan and the assets of the BellSouth Savings and Security Plan for investment purposes.

  Highlights of the Plan are described in the Prospectus/Summary Plan Description, as supplemented (SPD), which is available to all participants. A copy of the SPD can be obtained by calling the BellSouth Participant Service Center at 1-800-995-1000 or 1-615-333-9000 via company telephone. In addition, copies of the Plan, trust agreement and other related documents which include details of the Plan can be obtained by writing to: Secretary, BellSouth Savings Plan Committee, Room 13C09, 1155 Peachtree Street, N.E., Atlanta, Georgia 30309-3610.

  The following changes were adopted during 1995:

  Effective January 1, 1995, in the event that BellSouth Shares transferred to the Employee Stock Ownership Plan (ESOP) exceed the amount required to satisfy allocation and matching requirements, such excess will be allocated as of the last day of the Plan year to eligible employees in accordance with the provisions detailed in the Plan amendment.

  Effective April 1, 1995, participants are allowed to have two outstanding loans from the Plan. Previously only one outstanding loan at a time was available. In addition, the maximum amount available for a loan will include any amounts rolled over to the Plan from another qualified plan. The amount available for any loan is the lesser of (1) 50% of the total pre-tax account balance and rollover amounts or (2) $50,000 reduced by the highest outstanding loan balance during the last twelve months. The loan payoff period remains two to five years. However, the entire loan balance can be prepaid once the loan has been outstanding for one year. A $5 annual maintenance fee will be charged for loans initiated on or after April 1, 1995. The maintenance fee is in addition to the loan initiation fee of $50.

  The annual administrative fee per participant is $22 in 1995. This represents no change in the fee amount from 1994. This fee will pay for up to four fund transfers, four changes in how participant contributions are invested, and four changes in the percent contributed from each paycheck. More than four changes in any category will cost an extra $2 per transaction. In addition, a $6 charge will be applied for transactions made through a service representative if these transactions can be made through the automated voice response system (VRS). Participants are not charged for using a service representative to help with transactions that cannot be handled through VRS. If a participant has one or more investments in the Mutual Fund Window (the Window) there is a $1.50 per month maintenance charge and a $2.00 fee per transaction within the Window.

  The following changes will affect Plan participants during 1996:

  Effective January 1, 1996, participants will be allowed to defer a larger percent of their compensation through contributions to the Plan. Participants may contribute up to 15% of their eligible compensation to the Plan on a before-tax basis. The former before-tax limit was 12%.

  Effective April 1, 1996, the BellSouth Management Savings and Employee Stock Ownership Plan and the BellSouth Enterprises Retirement Savings Plan will be merged into a single plan called the BellSouth Retirement Savings Plan (BRSP). Some of the highlights of the BRSP are as follows:

  . Employees will be eligible to participate in the BRSP upon attaining age
    21 with six months of employment service.

  . Participants' company matching contributions will continue to be immediately vested.

        BELLSOUTH MANAGEMENT SAVINGS AND EMPLOYEE STOCK OWNERSHIP PLAN

            (DOLLARS IN THOUSANDS, EXCEPT UNIT VALUES AND AS NOTED)

1. PLAN DESCRIPTION (CONTINUED)--

  Effective July 1, 1996, investments in the newly formed BRSP will be valued on a daily basis. Prior to that date investments were valued on a monthly basis. In connection with daily valuation, investments in mutual funds will no longer be required to be made through the Window. Beginning July 1, 1996, participants will be allowed to make direct contributions into the offered mutual funds, which will be considered core funds.

  Effective July 1, 1996, participants will have a new investment option to which they can direct their contributions. The Fidelity Growth and Income Fund is an active large capitalization growth and income stock mutual fund. The funds investment objective is to seek high total return through a combination of current income and capital appreciation. The fund expects to invest the majority of its assets in domestic and foreign equity securities.

  The annual administrative fee per participant will be $2.20 per month for the first six months of 1996 and $2.26 for the last six months of 1996 totaling $26.76 for calendar year 1996. This represents an increase of $4.76 over the 1995 annual fee of $22. This fee will pay for up to four fund transfers, four changes in how participant contributions are invested and four changes in the percent contributed from each paycheck. More than four changes in any of the above categories will cost an extra $2 per transaction. In addition, a $6 charge will be applied for transactions made through a service representative if these transactions can be made through the automated VRS. From January 1, 1996 through June 30, 1996, if a participant has one or more investments in the Window there is a $1.50 per month maintenance charge and a $2.00 fee per transaction within the Window. Beginning July 1, 1996, there will no longer be a fee associated with mutual fund investments, although, a $2 charge will be applied for changes that exceed four, as discussed above.

  Bankers Trust Company is the Trustee for the Master Savings Trust. Bankers Trust Company is also the recordkeeper and service center provider for the Plan.

2. ACCOUNTING POLICIES

  The financial statements of the Plan have been prepared in accordance with generally accepted accounting principles. Such financial statements include estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities and the amounts of revenues and expenses. Actual results could differ from those estimates. Certain amounts in prior period financial statements have been reclassified to conform to the current year's presentation.

  With respect to the Statement of Changes in Net Assets Available for Plan Benefits for the years presented, Allocated Share of Trust Investment Activities includes net appreciation/(depreciation) in fair value of investments which represents the sum of realized gains, net of realized losses and the net change in unrealized appreciation/(depreciation) on the investments.

  The values of investments in the Master Savings Trust are determined as follows:

    Shares of BellSouth common stock and other securities listed on a national stock exchange are valued on the basis of the closing price per share on December 31, 1995 and December 31, 1994, as reported on the New York Stock Exchange composite tape or, if no sales were made on that date, at the closing price on the next preceding day on which sales were made;

    Over-the-counter securities and government obligations are valued based on the bid prices on December 31, 1995 and 1994 from published sources where available and, if not available, from other sources considered reliable; and

        BELLSOUTH MANAGEMENT SAVINGS AND EMPLOYEE STOCK OWNERSHIP PLAN

            (DOLLARS IN THOUSANDS, EXCEPT UNIT VALUES AND AS NOTED)
2. ACCOUNTING POLICIES (CONTINUED)--

    Contracts with insurance companies are valued at principal plus reinvested interest.

  Purchases and sales of securities are reflected as of the trade date.

  Realized gains and losses on sales of investments are determined on the basis of average cost.

  Dividend income is recognized on the ex-dividend date. Interest earned on investments is recognized on the accrual basis.

3. UNITS OF THE PLAN (WHOLE DOLLARS)--

  Participants in the Plan can invest their contributions among five core funds; BellSouth Stock Fund, Bond Fund, Indexed Stock Fund, Interest Income Fund and the Balanced Fund. The interest of a participant in each type of investment of the Plan is represented by units as described in Section 8 of the Plan. The units of each fund of the Plan were reunitized or restated on January 1, 1994 except for the Balanced Fund which was a new investment option at that date. Each fund was given a "new start" beginning with a unit value of $1.000000. At the same date the number of units credited to the participants' accounts was increased, so that the number of units owned equaled the dollar amount invested.

  The number and value of units as of December 31, 1995 and December 31, 1994 were as follows:

                               DECEMBER 31, 1995              DECEMBER 31, 1994
                         ------------------------------ ------------------------------
TYPE OF INVESTMENT       NUMBER OF UNITS VALUE PER UNIT NUMBER OF UNITS VALUE PER UNIT
- ------------------       --------------- -------------- --------------- --------------
BellSouth Stock Fund....   661,474,161      $1.6271       791,400,762      $ .9799
Bond Fund...............   107,741,096       1.1512       110,115,539       1.0024
Indexed Stock Fund......   352,903,599       1.3904       332,768,905       1.0124
Interest Income Fund....   660,738,338       1.1423       648,234,601       1.0694
Balanced Fund...........    42,037,289       1.2551        27,118,692        .9702

  The number and value of units by month for each fund during 1995 were as follows:

                   BELLSOUTH STOCK                            INDEXED STOCK       INTEREST INCOME
                         FUND              BOND FUND               FUND                 FUND            BALANCED FUND
                 -------------------- -------------------- -------------------- -------------------- -------------------
                   NUMBER     VALUE     NUMBER     VALUE     NUMBER     VALUE     NUMBER     VALUE     NUMBER    VALUE
      1995        OF UNITS   PER UNIT  OF UNITS   PER UNIT  OF UNITS   PER UNIT  OF UNITS   PER UNIT  OF UNITS  PER UNIT
      ----       ----------- -------- ----------- -------- ----------- -------- ----------- -------- ---------- --------
January......... 745,514,867 1.078408 109,482,555 1.019665 332,230,098 1.038989 688,674,241 1.075578 26,562,460 0.992864
February........ 735,923,856 1.072154 109,883,103 1.038670 332,323,927 1.079856 695,831,714 1.081083 26,368,489 1.023949
March........... 714,120,177 1.083396 108,227,104 1.044917 330,816,723 1.111654 712,097,056 1.087167 26,573,137 1.045981
April........... 687,990,270 1.125450 108,242,996 1.056714 330,261,984 1.144244 732,536,618 1.093103 27,175,489 1.072089
May............. 677,550,584 1.125799 108,695,369 1.088812 331,059,436 1.189697 734,688,130 1.099243 28,082,104 1.110182
June............ 660,623,891 1.169254 109,038,914 1.096482 334,650,475 1.216581 738,264,536 1.105314 30,479,299 1.128489
July............ 635,312,548 1.260906 109,216,560 1.096421 340,705,188 1.256071 751,744,751 1.111459 32,926,464 1.155206
August.......... 628,852,273 1.279478 109,575,941 1.106190 343,124,457 1.259916 746,766,708 1.117538 35,664,162 1.162737
September....... 650,513,393 1.360702 107,574,598 1.114523 344,284,035 1.310526 715,184,680 1.123514 36,655,646 1.192495
October......... 651,725,098 1.434636 107,575,968 1.127017 347,157,232 1.306407 699,376,099 1.129887 37,740,876 1.197048
November........ 658,871,536 1.456638 107,232,588 1.139079 350,212,225 1.364372 679,979,941 1.135932 40,261,305 1.235949
December........ 661,474,161 1.627080 107,741,096 1.151248 352,903,599 1.390365 660,738,338 1.142298 42,037,289 1.255084

        BELLSOUTH MANAGEMENT SAVINGS AND EMPLOYEE STOCK OWNERSHIP PLAN

            (DOLLARS IN THOUSANDS, EXCEPT UNIT VALUES AND AS NOTED)
3. UNITS OF THE PLAN (CONTINUED)--

  The net asset values by month for each fund included in the Mutual Fund Window were as follows:

                            DFA        DFA U.S.      DFA U.S.     20TH CENTURY
               BERGER  INTERNATIONAL   LARGE CAP     SMALL CAP       GROWTH
 1995         100 FUND VALUE II FUND VALUE II FUND VALUE II FUND INVESTORS FUND
 ----         -------- ------------- ------------- ------------- --------------
January......  $15.25     $ 9.14        $ 9.77        $ 9.83         $18.41
February.....  $15.58     $ 9.12        $10.31        $10.17         $19.04
March........  $15.94     $ 9.65        $10.46        $10.29         $19.86
April........  $16.20     $ 9.95        $10.83        $10.65         $20.61
May..........  $16.39     $ 9.89        $11.38        $10.94         $21.26
June.........  $17.23     $ 9.78        $11.62        $11.37         $22.26
July.........  $18.08     $10.33        $12.12        $11.98         $23.39
August.......  $18.43     $ 9.97        $12.47        $12.36         $23.84
September....  $18.89     $10.03        $12.89        $12.50         $24.61
October......  $18.28     $ 9.83        $12.36        $11.89         $23.88
November.....  $18.70     $ 9.95        $12.72        $12.13         $23.64
December.....  $18.10     $10.42        $12.77        $12.29         $19.39

  At December 31, 1995, the number of participants currently contributing to the Plan by investment direction as described in Section 7 of the Plan was as follows:

                                                                       NO.
                          FUND DESCRIPTION                         PARTICIPANTS
                          ----------------                         ------------
   Entirely in BellSouth Stock Fund...............................     3,657
   Entirely in Bond Fund..........................................       245
   Entirely in Indexed Stock Fund.................................     2,387
   Entirely in Interest Income Fund...............................     2,970
   Entirely in Balanced Fund......................................       184
   Equally in BellSouth Stock Fund and Bond Fund..................       250
   Equally in BellSouth Stock Fund and Indexed Stock Fund.........     1,217
   Equally in BellSouth Stock Fund and Interest Income Fund.......     1,169
   Equally in Bond Fund and Indexed Stock Fund....................       388
   Equally in Indexed Stock Fund and Interest Income Fund.........       788
   Equally in Indexed Stock Fund and Balanced Fund................       202
   Equally in BellSouth Stock Fund, Bond Fund and Indexed Stock
    Fund..........................................................       132
   Equally in BellSouth Stock Fund, Indexed Stock Fund and
    Interest Income Fund..........................................       236
   Various Fund combinations*.....................................     3,195
                                                                      ------
     Total Participants...........................................    17,020
                                                                      ======

- --------
* Includes all other investment directions having less than 100 participants.

Participants cannot make contributions directly to the Mutual Fund Window. Mutual Fund Window investments are made via transfer from contributions made to the five core funds.

  Since all employing company contributions are made to the ESOP, all employees currently contributing to the Plan are participants in the ESOP.

        BELLSOUTH MANAGEMENT SAVINGS AND EMPLOYEE STOCK OWNERSHIP PLAN

            (DOLLARS IN THOUSANDS, EXCEPT UNIT VALUES AND AS NOTED)

4. TAX STATUS

  The Internal Revenue Service has determined and informed the Company by letter dated January 11, 1996, that the Plan and related trust meet the requirements of Section 401(a) of the Internal Revenue Code of 1986, as amended (the Code), and is exempt from Federal income taxes under Section 501(a) of the Code.

  For information on the Federal income tax effects on the employee with respect to the Plan, participants should refer to the Plan Prospectus.

5. CONTRIBUTIONS

  For the year ending December 31, 1995, employee contributions to the Plan were accrued based upon authorized before-tax or after-tax basic contributions of up to 6% and before-tax or after-tax supplemental contributions of not more than 9% of compensation for employees electing the maximum 6% basic contribution. No more than 12% could be contributed on a before-tax basis. Total before-tax and after-tax contributions could not exceed 15% of compensation. Effective January 1, 1996, participants may contribute up to 15% of their eligible compensation to the plan on a before-tax basis.

  The employing company makes contributions in respect of each participant's authorized basic contribution. The rate of the employing company matching contribution remains in effect for a twelve month period from April 1 through March 31. From January 1995 through March 1995, employing company matching contributions were accrued based on an amount equal to 81% of the authorized basic contribution of each participating employee. From April 1995 through December 1995 the matching contribution was 74%. Employing company matching contributions immediately vest when they are made.

  Effective January 1, 1994, contributions previously made to the BellSouth Enterprises Retirement Savings Plan by certain employees of BellSouth Enterprises headquarters began to be invested in the Plan. Effective April 1, 1996, the BellSouth Enterprises Retirement Savings Plan will be merged with the Plan to create the BRSP. Therefore, all contributions to the former plans will be included in the BRSP.

6. TERMINATION PRIORITIES

  BellSouth intends to continue the Plan indefinitely but reserves the right to terminate or amend it. As previously disclosed, the Plan will be merged with the BellSouth Enterprises Retirement Savings Plan into a single plan called the BellSouth Retirement Savings Plan. This merger does not constitute a termination of the Plan. In the event the Plan is terminated, subject to conditions set forth in the Employee Retirement Income Security Act of 1974, as amended, participants will receive written notification of plan termination at least 30 days in advance. The participant may then elect to leave all units in his/her account until they leave the Company or take a lump sum distribution of the value of his/her units.

7. PLAN EXPENSES

  Investment manager fees are paid by the Master Savings Trust. Investment manager fees included in allocated share of Trust investment activities in the 1995 Statement of Changes in Net Assets were $274.9, $107.0, $336.5 and $37.1 for the Bond Fund, Indexed Stock Fund, Interest Income Fund and Balanced Fund, respectively.

        BELLSOUTH MANAGEMENT SAVINGS AND EMPLOYEE STOCK OWNERSHIP PLAN

            (DOLLARS IN THOUSANDS, EXCEPT UNIT VALUES AND AS NOTED)

8. MUTUAL FUND WINDOW

  The Mutual Fund Window's net assets available for plan benefits are comprised of the following funds at December 31, 1995:

                                          DFA           DFA            DFA         20TH CENTURY   MUTUAL FUND
                          BERGER 100 INTERNATIONAL U.S. LARGE CAP U.S. SMALL CAP GROWTH INVESTORS   WINDOW
                             FUND    VALUE II FUND VALUE II FUND  VALUE II FUND        FUND          TOTAL
                          ---------- ------------- -------------- -------------- ---------------- -----------
         ASSETS
Allocated share of trust
 net assets.............   $25,281      $13,031        $5,958        $11,858          $9,390        $65,518
Investment in BellSouth
 Management Savings and
 Employee Stock
 Ownership Plan Trust:
 BellSouth shares of
  common stock allocated
  to participants.......       --           --            --             --              --             --
 BellSouth shares of
  common stock held for
  future allocation.....       --           --            --             --              --             --
 Temporary cash
  investments...........       --           --            --             --              --             --
                           -------      -------        ------        -------          ------        -------
  Total Investments.....    25,281       13,031         5,958         11,858           9,390         65,518
Allotments and contribu-
 tions receivable.......       --           --            --             --              --             --
Fund, BellSouth Savings
 and Security Plan,
 BellSouth Enterprises
 Retirement Savings Plan
 and other transfers
 receivable--net........       568          822           310            718             580          2,998
                           -------      -------        ------        -------          ------        -------
  Total Assets..........    25,849       13,853         6,268         12,576           9,970         68,516
                           -------      -------        ------        -------          ------        -------
      LIABILITIES
Distributions payable...       --             2           --             --              --               2
Fund, BellSouth Savings
 and Security Plan,
 BellSouth Enterprises
 Retirement Savings Plan
 and other transfers
 payable--net...........       --           --            --             --              --             --
Notes payable...........       --           --            --             --              --             --
                           -------      -------        ------        -------          ------        -------
  Total liabilities.....       --             2           --             --              --               2
                           -------      -------        ------        -------          ------        -------
Net Assets Available for
 Plan Benefits..........   $25,849      $13,851        $6,268        $12,576          $9,970        $68,514
                           =======      =======        ======        =======          ======        =======

        BELLSOUTH MANAGEMENT SAVINGS AND EMPLOYEE STOCK OWNERSHIP PLAN

            (DOLLARS IN THOUSANDS, EXCEPT UNIT VALUES AND AS NOTED)

8. MUTUAL FUND WINDOW (CONTINUED)--

  The Mutual Fund Window's net assets available for plan benefits are comprised of the following funds at December 31, 1994:

                                          DFA           DFA            DFA         20TH CENTURY   MUTUAL FUND
                          BERGER 100 INTERNATIONAL U.S. LARGE CAP U.S. SMALL CAP GROWTH INVESTORS   WINDOW
                             FUND    VALUE II FUND VALUE II FUND  VALUE II FUND        FUND          TOTAL
                          ---------- ------------- -------------- -------------- ---------------- -----------
         ASSETS
Allocated share of trust
 net assets.............   $14,155      $6,443         $1,080         $5,087          $3,545        $30,310
Investment in BellSouth
 Management Savings and
 Employee Stock
 Ownership Plan Trust:
 BellSouth shares of
  common stock allocated
  to participants.......       --          --             --             --              --             --
 BellSouth shares of
  common stock held for
  future allocation.....       --          --             --             --              --             --
 Temporary cash
  investments...........       --          --             --             --              --             --
                           -------      ------         ------         ------          ------        -------
  Total Investments.....    14,155       6,443          1,080          5,087           3,545         30,310
Allotments and contribu-
 tions receivable.......       --          --             --             --              --             --
Fund, BellSouth Savings
 and Security Plan,
 BellSouth Enterprises
 Retirement Savings Plan
 and other transfers
 receivable--net........       565         245             73            265             203          1,351
                           -------      ------         ------         ------          ------        -------
  Total Assets..........    14,720       6,688          1,153          5,352           3,748         31,661
                           -------      ------         ------         ------          ------        -------
      LIABILITIES
Distributions payable...         1           1            --              58             --              60
Fund, BellSouth Savings
 and Security Plan,
 BellSouth Enterprises
 Retirement Savings Plan
 and other transfers
 payable--net...........       --          --             --             --              --             --
Notes payable...........       --          --             --             --              --             --
                           -------      ------         ------         ------          ------        -------
  Total liabilities.....         1           1            --              58             --              60
                           -------      ------         ------         ------          ------        -------
Net Assets Available for
 Plan Benefits..........   $14,719      $6,687         $1,153         $5,294          $3,748        $31,601
                           =======      ======         ======         ======          ======        =======

         BELLSOUTH MANAGEMENT SAVINGS AND EMPLOYEE STOCK OWNERSHIP PLAN

            (DOLLARS IN THOUSANDS, EXCEPT UNIT VALUES AND AS NOTED)

8. MUTUAL FUND WINDOW (CONTINUED)--

  The Mutual Fund Window's changes in assets available for plan benefits are comprised of the following funds for the year ended December 31, 1995:

                                          DFA           DFA            DFA         20TH CENTURY   MUTUAL FUND
                          BERGER 100 INTERNATIONAL U.S. LARGE CAP U.S. SMALL CAP GROWTH INVESTORS   WINDOW
                             FUND    VALUE II FUND VALUE II FUND  VALUE II FUND        FUND          TOTAL
                          ---------- ------------- -------------- -------------- ---------------- -----------
Net Assets Available for
 Plan Benefits, December
 31, 1994...............   $14,719      $ 6,687        $1,153        $ 5,294          $3,748        $31,601
                           -------      -------        ------        -------          ------        -------
Employee Contributions..       --           --            --             --              --             --
Transfer of partici-
 pants' balances--net...     7,232        6,059         4,371          5,324           5,362         28,348
Employing company
 contributions..........       --           --            --             --              --             --
Supplemental contribu-
 tions..................       --           --            --             --              --             --
Allocation of shares to
 participants...........       --           --            --             --              --             --
Transfer of loan repay-
 ment...................       --           --            --             --              --             --
                           -------      -------        ------        -------          ------        -------
Total Allotments, Con-
 tributions, Allocations
 and Transfers..........     7,232        6,059         4,371          5,324           5,362         28,348
Allocated share of Trust
 investment activities..     3,898        1,107           744          1,958             860          8,567
                           -------      -------        ------        -------          ------        -------
Total Additions.........    11,130        7,166         5,115          7,282           6,222         36,915
                           -------      -------        ------        -------          ------        -------
Less: Distributions to
    Participants........       --             2           --             --              --               2
  Interest on Notes
     Payable............       --           --            --             --              --             --
                           -------      -------        ------        -------          ------        -------
 Net Assets Available
  for Plan Benefits,
  December 31, 1995.....   $25,849      $13,851        $6,268        $12,576          $9,970        $68,514
                           =======      =======        ======        =======          ======        =======

         BELLSOUTH MANAGEMENT SAVINGS AND EMPLOYEE STOCK OWNERSHIP PLAN

            (DOLLARS IN THOUSANDS, EXCEPT UNIT VALUES AND AS NOTED)

8. MUTUAL FUND WINDOW (CONTINUED)--

  The Mutual Fund Window's changes in assets available for plan benefits are comprised of the following funds for the year ended December 31, 1994:

                                          DFA           DFA            DFA         20TH CENTURY   MUTUAL FUND
                          BERGER 100 INTERNATIONAL U.S. LARGE CAP U.S. SMALL CAP GROWTH INVESTORS   WINDOW
                             FUND    VALUE II FUND VALUE II FUND  VALUE II FUND        FUND          TOTAL
                          ---------- ------------- -------------- -------------- ---------------- -----------
Net Assets Available for
 Plan Benefits, December
 31, 1993...............   $   --       $  --          $  --          $  --           $  --         $   --
                           -------      ------         ------         ------          ------        -------
Employee Contributions..       --          --             --             --              --             --
Transfer of partici-
 pants' balances--net...    14,720       6,688          1,153          5,352           3,748         31,661
Employing company
 contributions..........       --          --             --             --              --             --
Supplemental contribu-
 tions..................       --          --             --             --              --             --
Allocation of shares to
 participants...........       --          --             --             --              --             --
Transfer of loan repay-
 ment...................       --          --             --             --              --             --
                           -------      ------         ------         ------          ------        -------
Total Allotments, Con-
 tributions, Allocations
 and Transfers..........    14,720       6,688          1,153          5,352           3,748         31,661
Allocated share of Trust
 investment activities..       --          --             --             --              --             --
                           -------      ------         ------         ------          ------        -------
Total Additions.........    14,720       6,688          1,153          5,352           3,748         31,661
                           -------      ------         ------         ------          ------        -------
Less: Distributions to
    Participants........         1           1            --              58             --              60
  Interest on Notes
     Payable............       --          --             --             --              --             --
                           -------      ------         ------         ------          ------        -------
 Net Assets Available
  for Plan Benefits,
  December 31, 1994.....   $14,719      $6,687         $1,153         $5,294          $3,748        $31,601
                           =======      ======         ======         ======          ======        =======

        BELLSOUTH MANAGEMENT SAVINGS AND EMPLOYEE STOCK OWNERSHIP PLAN

            (DOLLARS IN THOUSANDS, EXCEPT UNIT VALUES AND AS NOTED)

9. INTEREST IN BELLSOUTH MASTER SAVINGS TRUST

  The assets of the Plan are held in the Master Savings Trust and are commingled with the assets of the BellSouth Enterprises Retirement Savings Plan and the assets of the BellSouth Savings and Security Plan. The assets of the BellSouth Employee Stock Ownership Plan (PAYSOP) are held in a sub-trust of the Master Savings Trust. This sub-trust is not included in the following Master Savings Trust information.

  The Plan's allocated share of the total net assets of all funds in the Master Savings Trust at December 31, 1995 and 1994 was 59.3661% and 61.3942%, respectively. The Plan's allocated share of the net assets of each fund in the Master Savings Trust at December 31, 1995 and 1994 was as follows:

                                                               1995      1994
                                                             --------- ---------
   BellSouth Stock Fund..................................... 47.80304% 50.03626%
   Bond Fund................................................ 84.69528% 86.30406%
   Indexed Stock Fund....................................... 77.59665% 79.29553%
   Interest Income Fund..................................... 65.65475% 64.15525%
   Loan Fund................................................ 71.20703% 73.91030%
   Balanced Fund............................................ 79.25020% 81.63515%
   Mutual Fund Window....................................... 74.44680% 75.88309%

         BELLSOUTH MANAGEMENT SAVINGS AND EMPLOYEE STOCK OWNERSHIP PLAN

            (DOLLARS IN THOUSANDS, EXCEPT UNIT VALUES AND AS NOTED)

9. INTEREST IN BELLSOUTH MASTER SAVINGS TRUST (CONTINUED)--

  The financial position of the Master Savings Trust at December 31, 1995 and 1994 was as follows:

                                                             1995       1994
                                                          ---------- ----------
Assets: Investment at value:
 BellSouth Stock Fund:
  BellSouth common shares................................ $2,216,148 $1,396,036
  Temporary cash investments.............................     33,313     44,436
 Bond Fund:
  Securities.............................................    139,775    136,669
  Temporary cash investments.............................      2,302      2,282
 Indexed Stock Fund:
  Equity Index Fund......................................    630,335    426,228
  Temporary cash investments.............................      3,035     13,684
 Interest Income Fund:
  Contracts..............................................  1,182,614  1,047,899
  Temporary cash investments.............................     14,514     37,529
 Loan Fund:
  Loans to participants..................................     59,432     47,581
  Temporary cash investments.............................         39         37
 Balanced Fund:
  Securities.............................................     36,043     20,094
  Temporary cash investments.............................     28,185     15,760
 Mutual Fund Window:
  Berger 100 Fund........................................     34,304     18,745
  DFA International Value II Fund........................     16,020      8,225
  DFA U.S. Large Cap Value II Fund.......................      7,801      1,419
  DFA U.S. Small Cap Value II Fund.......................     15,151      6,490
  20th Century Growth Investors Fund.....................     12,920      4,839
  Temporary cash investments.............................      1,800        227
 Distributable shares....................................      3,004      3,916
 Dividends and interest income receivable................      2,516      3,716
 Receivable for investments sold.........................      4,752     42,196
 Loan repayment receivable...............................        --         487
 Variation margin receivable.............................         33         41
                                                          ---------- ----------
                                                          $4,444,036 $3,278,536
 Liabilities:
  Payable for investments purchased......................      4,741     52,824
  Variation margin payable...............................        --          20
  Administrative fees payable............................        648      1,362
                                                          ---------- ----------
Allocated share of trust net assets (excluding ESOP
 Trusts).................................................  4,438,647  3,224,330
Investment in ESOP Trusts:
 BellSouth shares of common stock allocated to partici-
  pants..................................................    773,185    415,616
 Distributable shares....................................        845        732
 BellSouth common shares held for future allocation......    871,871    597,525
 Temporary cash investments..............................     65,498     37,074
                                                          ---------- ----------
Total investments........................................  6,150,046  4,275,277
Liabilities:
 Payable for investments purchased.......................     19,031        --
 Notes payable...........................................    647,311    693,900
                                                          ---------- ----------
   Trust net assets...................................... $5,483,704 $3,581,377
                                                          ========== ==========
Investments at cost...................................... $4,091,362 $3,809,323
                                                          ========== ==========

  Distributions payable in shares at year end are reclassed from BellSouth common shares and ESOP--BellSouth common shares held for future allocation to the respective "Distributable Shares" line.

  See Item 27a, BellSouth Master Savings Trust Schedule of Assets Held for Investment purposes.

        BELLSOUTH MANAGEMENT SAVINGS AND EMPLOYEE STOCK OWNERSHIP PLAN

            (DOLLARS IN THOUSANDS, EXCEPT UNIT VALUES AND AS NOTED)

9. INTEREST IN BELLSOUTH MASTER SAVINGS TRUST (CONTINUED)--

  Assets in the BellSouth Stock Fund, Bond Fund and Indexed Stock Fund are invested in securities which fluctuate in market value, and the values of the units fluctuate as of the end of each month.

  Assets in the Interest Income Fund are invested in a number of investment contracts with diversified groups of high quality financial institutions. The value of the Interest Income Fund is based upon the principal invested and the interest credited, and the value of the units should increase as of the end of each month. Some of these contracts are unsecured, general obligations of such companies. Their security is subject to the ability of the insurance companies or other financial institutions to repay their debts generally as they come due. Other contracts are backed specifically by high quality, fixed income assets. Therefore, many of the new investment contracts have the underlying assets held in a separate account of an insurance company or in a trust fund. These assets are protected from the general creditors of the contract issuer.

  The contracts held by the Trust in the Interest Income Fund are considered fully benefit-responsive in accordance with AICPA Statement of Position 94-4. A fully benefit-responsive investment contract provides a liquidity guarantee by a financially responsible third party of principal and previously accrued interest for liquidations, transfers, loans or hardship withdrawals initiated by plan participants exercising their rights to withdraw, borrow or transfer funds under the terms of the ongoing plan. The fair value of these investment contracts as of December 31, 1995 was $1,202,906.

  The crediting interest rate at December 31, 1995 and 1994, was 6.75% and 6.92%, respectively. The average yield as of December 31, 1995 and 1994, was 6.82% and 6.95%, respectively. Interest rates are reset on a quarterly, monthly or semi-annual basis, whereby, such rates are reset to move the current book value of these investments toward the projected future market value over the life of the contract.

  In three separate transactions during 1990, the BellSouth Management Savings and Employee Stock Ownership Trust and the BellSouth Savings and Security ESOP Trust (the "ESOP Trusts") issued medium-term notes in the amount of $550 million and $300 million, respectively, to fund the ESOP. Assets held in each investment fund of the Plan, other than the assets held by the ESOP Trusts described below, are unavailable to service the ESOP debt.

  Assets held by the ESOP Trusts are generally unavailable to satisfy claims of holders of debt securities issued by the ESOP Trusts to finance the acquisition of common stock for the benefit of ESOP participants. The debt securities are guaranteed by and are subject to direct recourse against BellSouth. BellSouth contributes to the Trusts an amount necessary, net of ESOP dividends and interest, to service the ESOP loan payments and to purchase any additional shares required to meet the match obligation. Such contributions are subject to the claims of such holders but are held at BellSouth and paid to the ESOP Trust twice yearly to fund, on a same day basis, required payments by the ESOP Trusts on the notes. Such contributions would not remain in the Plan Trusts unless there were a default on the debt securities by the ESOP Trustee after having received the required contributions from BellSouth. Therefore, holders of the debt securities should not rely on the assets of the ESOP Trusts in arriving at an investment decision with respect to the debt securities. For the year ended December 31, 1995, BellSouth made cash contributions to the ESOP Trusts in the amount of $46,589 for the purpose of servicing the guaranteed debt and cash contributions in the amount of $11,979 to purchase additional shares to meet the match obligations and expects to make similar contributions during the life of the Plan.

        BELLSOUTH MANAGEMENT SAVINGS AND EMPLOYEE STOCK OWNERSHIP PLAN

            (DOLLARS IN THOUSANDS, EXCEPT UNIT VALUES AND AS NOTED)

9. INTEREST IN BELLSOUTH MASTER SAVINGS TRUST (CONTINUED)--

  A description of each debt issue is as follows:

  BellSouth Management Savings and Employee Stock Ownership Trust:

                   TITLE                      AMOUNT  INTEREST RATE   DUE DATE
                   -----                     -------- ------------- ------------
Amortizing Medium-Term Notes, Series A...... $275,000    9.125%     July 1, 2003
Amortizing Medium-Term Notes, Series A...... $275,000    9.19%      July 1, 2003
                                             --------
  Total..................................... $550,000

  BellSouth Savings and Security ESOP Trust:

                   TITLE                      AMOUNT  INTEREST RATE   DUE DATE
                   -----                     -------- ------------- ------------
Amortizing Medium-Term Notes, Series A...... $300,000    9.125%     July 1, 2003

  Maturities of the ESOP Trusts' long-term debt outstanding at December 31, 1995 are as follows:

                     1996    1997    1998    1999    2000   THEREAFTER  TOTAL
                    ------- ------- ------- ------- ------- ---------- --------
Maturities......... $52,977 $59,898 $67,418 $75,589 $84,470  $306,959  $647,311
                    ======= ======= ======= ======= =======  ========  ========


  Investment activities of the Master Savings Trust are allocated to the Plan based upon the total of each individual plan participant's share of the Master Savings Trust investment activities during the period ended December 31, 1995.

  The Master Savings Trust investment activities for the fiscal year ended December 31, 1995, 1994 and 1993 were as follows:

                                                  1995       1994       1993
                                               ----------  ---------  --------
Investment Activities:
 Dividends on BellSouth Corporation common
  shares...................................... $  123,588  $ 119,486  $118,094
 Interest Income Fund income..................     77,893     69,048    65,950
 Other interest...............................     18,523     12,748    11,917
 Net change in unrealized
  appreciation/(depreciation) on investments..  1,581,522   (185,677)  292,122
 Net realized gain on investments.............     62,815     14,693    31,658
 Investment Manager Fees......................     (1,017)      (980)     (973)
                                               ----------  ---------  --------
Net investment activities..................... $1,863,324  $  29,318  $518,768
                                               ==========  =========  ========

                         BELLSOUTH MASTER SAVINGS TRUST

           ITEM 27A--SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES

                             (DOLLARS IN THOUSANDS)

                                                        DECEMBER 31, 1995
                                                 --------------------------------
                                                 NUMBER OF
                                                 SHARES OR
                                                 PRINCIPAL              CARRYING
       NAME OF ISSUER AND TITLE OF ISSUE           AMOUNT      COST      VALUE
       ---------------------------------         ---------- ---------- ----------
                              BELLSOUTH STOCK FUND
SHARES OF BELLSOUTH COMMON STOCK*--98.5%........     51,015 $1,074,057 $2,219,152
                                                            ---------- ----------
TEMPORARY CASH INVESTMENTS--1.5%................     18,374     33,127     33,313
                                                            ---------- ----------
  Total BellSouth Stock Fund--100%..............            $1,107,184 $2,252,465
                                                            ---------- ----------

                                   BOND FUND
U.S. GOVERNMENT TREASURY NOTES--41.0%
 U.S. Treasury Notes, 7.625%, 05/31/96.......... $    3,500 $    3,809 $    3,532
 U.S. Treasury Notes, 7.875%, 06/30/96.......... $    2,000      2,012      2,025
 U.S. Treasury Notes, 7.250%, 08/31/96.......... $    6,750      6,835      6,832
 U.S. Treasury Notes, 6.750%, 05/31/97.......... $    2,500      2,545      2,552
 U.S. Treasury Notes, 7.375%, 11/15/97.......... $    9,525      9,861      9,885
 U.S. Treasury Notes, 7.250%, 11/30/96.......... $   13,750     14,061     13,984
 U.S. Treasury Notes, 7.500%, 12/31/96.......... $    6,450      6,592      6,591
 U.S. Treasury Notes, 8.875%, 11/15/97.......... $    2,500      2,654      2,661
 U.S. Treasury Notes, 8.875%, 11/15/98.......... $    2,200      2,397      2,409
 U.S. Treasury Notes, 8.000%, 10/15/96.......... $    2,700      2,796      2,756
 U.S. Treasury Notes, 8.000%, 01/15/97.......... $      725        743        745
 U.S. Treasury Notes, 8.500%, 04/15/97.......... $    4,050      4,215      4,213
                                                            ---------- ----------
                                                            $   58,520 $   58,185
                                                            ---------- ----------
U.S. GOVERNMENT TREASURY BONDS--28.7%
 U.S. Treasury Bonds, 11.625%, 11/15/04......... $    5,400 $    7,188 $    7,641
 U.S. Treasury Bonds, 9.375%, 02/15/06.......... $   11,000     12,334     14,137
 U.S. Treasury Bonds, 7.250%, 05/15/16.......... $   11,450     10,893     13,074
 U.S. Treasury Bonds, 7.500%, 11/15/06.......... $    1,000      1,053      1,173
 U.S. Treasury Bonds, 8.125%, 08/15/19.......... $    3,750      4,223      4,715
                                                            ---------- ----------
                                                            $   35,691 $   40,740
                                                            ---------- ----------
FEDERAL AGENCY OBLIGATIONS--2.0%
 Federal Natl. Mtg. Assn., 6.06%, 10/02/97...... $    1,450 $    1,452 $    1,457
 Federal Home Ln, Bks., 5.860%, 10/24/96........ $    1,425      1,424      1,423
                                                            ---------- ----------
                                                            $    2,876 $    2,880
                                                            ---------- ----------
DOMESTIC CORPORATE OBLIGATIONS--26.7%
 Cleveland Elec. Illum. Co.
  9.100%, 07/22/96.............................. $      400 $      430 $      404
 Cleveland Elec. Illum. Co.
  9.450%, 12/01/97.............................. $    1,000      1,091      1,037
 Cleveland Elec. Illum. Co.
  8.700%, 06/03/96.............................. $    4,600      4,798      4,625

                         BELLSOUTH MASTER SAVINGS TRUST

                             (DOLLARS IN THOUSANDS)

                                                   DECEMBER 31, 1995
                                            --------------------------------
                                            NUMBER OF
                                            SHARES OR
                                            PRINCIPAL              CARRYING
     NAME OF ISSUER AND TITLE OF ISSUE        AMOUNT      COST      VALUE
     ---------------------------------      ---------  ----------  ---------
                                 BOND-FUND--(CONTINUED)

DOMESTIC CORPORATE OBLIGATIONS--26.7%--(CONTINUED)
 Commonwealth Edison Co.
  9.010%, 08/01/96......................... $    1,000 $    1,056 $    1,014
 Commonwealth Edison Co.
  8.920%, 08/15/96......................... $    1,000      1,005      1,015
 Houston Inds. Inc.
  7.250%, 12/01/96......................... $    1,500      1,500      1,519
 Illinois Pwr. Co.
  9.250%, 12/16/96......................... $    2,000      2,085      2,063
 Pacificorp Secd.
  8.690%, 07/16/96......................... $    2,000      2,000      2,030
 Pennsylvania Elec. Co. Secd.
  7.450%, 10/28/96......................... $    1,000      1,000      1,015
 Virginia Elec. & Pwr. Co.
  8.200%, 08/15/96......................... $    1,000      1,037      1,015
 AMR Corp Del.
  7.470%, 01/28/97......................... $    1,000      1,014      1,013
 Commonwealth Edison Co.
  9.050%, 08/01/96......................... $    1,000      1,080      1,014
 Long Island Ltg. Co.
  8.750%, 05/01/96......................... $    3,450      3,521      3,492
 Salomon Inc.
  7.300%, 06/11/96......................... $    2,600      2,604      2,613
 USX-Marathon Group Inc.
  8.875%, 09/15/97......................... $    1,000        998      1,048
 Cigna Corp.
  8.000%, 09/01/96......................... $    1,000      1,001      1,013
 Chrysler Finl. Corp.
  6.000%, 04/15/96......................... $    2,000      2,058      2,001
 Chrysler Finl. Corp.
  8.125%, 12/15/96......................... $    1,000      1,024      1,023
 Ford Motor Credit Co.
  8.625%, 04/15/96......................... $    2,500      2,744      2,519
 General Mtr. Accep. Corp.
  7.250%, 02/15/96......................... $    2,500      2,623      2,504
 General Mtr. Accep. Corp.
  6.300%, 02/02/96......................... $      700        720        700
 General Mtr. Accep. Corp.
  8.250%, 08/01/96......................... $    3,250      3,245      3,293
                                                       ---------- ----------
                                                       $   38,634 $   37,970
                                                       ---------- ----------
TEMPORARY CASH INVESTMENTS--1.6%........... $    1,270 $    2,299 $    2,302
                                                       ---------- ----------
  Total Bond Fund--100.0%..................            $  138,020 $  142,077
                                                       ---------- ----------

                         BELLSOUTH MASTER SAVINGS TRUST

                             (DOLLARS IN THOUSANDS)

                                                     DECEMBER 31, 1995
                                              --------------------------------
                                              NUMBER OF
                                              SHARES OR
                                              PRINCIPAL              CARRYING
      NAME OF ISSUER AND TITLE OF ISSUE        AMOUNT       COST      VALUE
      ---------------------------------      ----------  ---------- ----------
                               INDEXED STOCK FUND
BANKERS TRUST PYRAMID CASH PLUS FUND--0.5%...      1,674 $    3,033 $    3,034
                                                         ---------- ----------
BANKERS TRUST PYRAMID EQUITY INDEX FUND*--
 99.5%.......................................        456 $  362,410 $  630,335
                                                         ---------- ----------
    Total Indexed Stock Fund--100.0%.........            $  365,443 $  633,369
                                                         ---------- ----------

                              INTEREST INCOME FUND

ANNUITY CONTRACTS WITH INSURANCE COMPANIES--
 98.8%+
 Aetna Life Insurance Company
  (7.49%-9.81%).............................. $   83,772 $   83,773 $   83,773
 Allstate Life Insurance Company
  (5.74%).................................... $   11,481     11,481     11,481
 BT Basic
  (6.21%).................................... $  104,834    104,834    104,834
 CDC Investment Management Corp.
  (4.906%-7.61%)............................. $   79,835     79,835     79,835
 Commonwealth Life Insurance Co.
  (9.37%).................................... $    1,146      1,146      1,146
 Hartford Life
  (8.70%).................................... $   14,863     14,863     14,863
 John Hancock Mutual Life
  (7.13%-7.71%).............................. $  122,980    122,980    122,980
 Massachusetts Mutual
  (9.70%).................................... $   59,596     59,596     59,596
 Metropolitan Life Insurance Co.
  (5.79%-8.75%).............................. $  109,884    109,884    109,884
 Mutual Benefit Life Insurance Co.
  (3.50%-5.10%).............................. $    3,334      3,334      3,334
 New York Life Insurance Co.
  (5.39%-8.45%).............................. $   65,351     65,351     65,351
 Pacific Mutual Life
  (9.39%).................................... $   32,847     32,847     32,847
 Peoples Security Life Insurance Co.
  (5.03%-8.57%).............................. $  118,848    118,848    118,848

                         BELLSOUTH MASTER SAVINGS TRUST

                             (DOLLARS IN THOUSANDS)

                                                    DECEMBER 31, 1995
                                             -------------------------------
                                             NUMBER OF
                                             SHARES OR
                                             PRINCIPAL             CARRYING
     NAME OF ISSUER AND TITLE OF ISSUE        AMOUNT      COST      VALUE
     ---------------------------------       --------- ---------- ----------
                      INTEREST INCOME FUND--(CONTINUED)
 Provident National
  (5.13%-8.53%)............................. $137,453  $  137,453 $  137,453
 Prudential Insurance Company of America
  (8.10%-9.35%)............................. $ 25,017      25,017     25,017
 Rabobank Nederland
  (6.17%-7.62%)............................. $ 61,103      61,103     61,103
 State Mutual Life
  (8.86%)................................... $ 10,645      10,645     10,645
 Sun Life Association, Canada
  (5.78%-5.79%)............................. $ 22,714      22,714     22,714
 TransAmerican Life & Annuity
  (7.54%)................................... $ 62,314      62,314     62,314
 Union Bank of Switzerland
  (7.28%-8.29%)............................. $ 54,596      54,596     54,596
                                                       ---------- ----------
                                                       $1,182,614 $1,182,614
                                                       ---------- ----------
TEMPORARY CASH INVESTMENTS--1.2%............ $ 14,514  $   14,514 $   14,514
                                                       ---------- ----------
  Total Interest Income Fund--100%..........           $1,197,128 $1,197,128
                                                       ---------- ----------

                                   LOAN FUND
LOANS TO PARTICIPANTS--99.9%................ $ 59,432  $   59,432 $   59,432
                                                       ---------- ----------
TEMPORARY CASH INVESTMENTS--0.1%............ $     39  $       39 $       39
                                                       ---------- ----------
  Total Loan Fund--100.0%...................           $   59,471 $   59,471
                                                       ---------- ----------

                                 BALANCED FUND
TEMPORARY CASH INVESTMENTS--43.9%........... $ 15,546  $   27,636 $   28,186
                                                       ---------- ----------
U.S. TREASURY BILL, EXP. 01/11/96--0.8%..... $    560  $      532 $      532
                                                       ---------- ----------
CORPORATE OBLIGATIONS--18.7%................ $  6,771  $   10,360 $   11,978
                                                       ---------- ----------
BT EQUITY INDEX FUND--36.6%................. $     17  $   17,193 $   23,532
                                                       ---------- ----------
  Total Balanced Fund--100.0%...............           $   55,721 $   64,228
                                                       ---------- ----------

                         EMPLOYEE STOCK OWNERSHIP PLAN
SHARES OF BELLSOUTH COMMON STOCK*--96.2%....   37,837  $1,021,227 $1,645,900
                                                       ---------- ----------
TEMPORARY CASH INVESTMENTS--3.8%............   36,125  $   63,559 $   65,498
                                                       ---------- ----------
  Total Employee Stock Ownership Fund--
   100.0%...................................           $1,084,786 $1,711,398
                                                       ---------- ----------

                        BELLSOUTH MASTER SAVINGS TRUST

                            (DOLLARS IN THOUSANDS)

                                                     DECEMBER 31, 1995
                                              -------------------------------
                                              NUMBER OF
                                              SHARES OR
                                              PRINCIPAL             CARRYING
      NAME OF ISSUER AND TITLE OF ISSUE        AMOUNT      COST      VALUE
      ---------------------------------       --------- ---------- ----------
                                  MUTUAL FUND WINDOW
MUTUAL FUNDS--98.0%
 Berger 100 Fund.............................   1,895   $   31,458 $   34,304
 DFA International Value II Fund.............   1,537   $   15,240 $   16,020
 DFA U.S. Large Cap Value II Fund............     611   $    7,197 $    7,801
 DFA U.S. Small Cap Value II Fund............   1,233   $   13,402 $   15,151
 20th Century Growth Investors Fund..........     666   $   14,513 $   12,920
                                                        ---------- ----------
  Total Equity Mutual Funds..................           $   81,810   $ 86,196
                                                        ---------- ----------
TEMPORARY CASH INVESTMENTS--2.0%
 BT Pyramid Cash Plus Fund...................      79   $      142 $      143
 Cash in Transit.............................   1,455   $    1,455 $    1,455
 Schwab Retirement Money Fund................     202   $      202 $      202
                                                        ---------- ----------
                                                        $    1,799 $    1,800
                                                        ---------- ----------
   Total Mutual Fund Window--100.0%..........           $   83,609 $   87,996
                                                        ---------- ----------
  TOTAL INVESTMENTS..........................           $4,091,362 $6,148,132
                                                        ========== ==========

- --------
NOTES
Percentages represent the percentage of the investments of each fund of the Master Savings Trust.

* Investment represents 5% or more of the Net Assets of the Master Savings
  Trust.
+ The contracts with these insurance companies (interest rates indicated in parentheses) guarantee the repayment of principal and the crediting of interest resulting in a composite effective annual interest rate of 6.82% for the year 1995. The timing of the remittance of participating employee contributions and other participating employee-directed transactions may cause the actual yield to vary from this rate. The composite interest rate is subject to annual adjustment.